Exhibit 23.2

                          Independent Auditors' Consent


The Board of Directors
Alfacell Corporation:


We consent to the use of our report incorporated by reference in Amendment No. 2 to the Registration Statement on Form S-3 of Alfacell Corporation and to the reference to our firm under the heading "Experts" in the Prospectus.

Our report dated October 10, 1997 as it relates to the financial statements for the period from August 24, 1981 (date of inception) to July 31, 1997, is based on the report of other auditors as to the amounts included therein for the period of August 24, 1981 (date of inception) to July 31, 1992.




                                                     /s/ KPMG PEAT MARWICK LLP
                                                     -------------------------
                                                     KPMG Peat Marwick LLP


Short Hills, New Jersey
December 1, 1997

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